UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2005

TVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30539	94-3175152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Burton Drive, Santa Clara, California	95054

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 982-8588

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     Kenny Liu Agreements

     On March 11, 2005, Tvia, Inc. (the “Company”) entered into a Confidential Severance Agreement and Status Change Release (the “Liu Severance Agreement”) with Kenny Liu, a member of the Company’s Board of Directors. The following description of the Agreement is a summary of the material terms of such agreement and does not purport to be complete, and is qualified in its entirety by reference to the Liu Severance Agreement that is attached to this Form 8-K.

     Pursuant to the terms of the Liu Severance Agreement, effective March 31, 2005, Mr. Liu will resign his position as Chairman of the Board of Directors of the Company and terminate his employment in such capacity. Mr. Liu will continue to be a member of the Company’s Board of Directors, and Eli Porat, the Company’s Chief Executive Officer, will take the role of Chairman of the Board. The Liu Severance Agreement provides for the continuation of semi-monthly payments to Mr. Liu equivalent to his most recent salary, less appropriate deductions, through March 31, 2005. Mr. Liu will also be permitted to continue to participate in the Company’s Flexible Spending Account, 401(k) and other standard employee benefit plans for the same period. The Company will pay up to $700 per month in health insurance costs for Mr. Liu and his dependents for the period beginning April 1, 2005 and ending April 30, 2006. The Liu Severance Agreement also provides that Mr. Liu will be retained by the Company as an independent contractor for business development consulting purposes for the period beginning April 1, 2005 and ending on April 30, 2006 on the terms and conditions set forth in an Independent Contractor Agreement attached as Exhibit 1 to the Liu Severance Agreement. Under the terms of the Independent Contractor Agreement, the Company will pay Mr. Liu an annual payment of $70,000 for such consulting services. The Independent Contractor Agreement is renewable on an annual basis at the option of the Company.

     Benjamin Silva Agreement

     On March 14, 2005, the Company entered into an Executive Severance Agreement (the “Silva Severance Agreement”) with Benjamin Silva, the Company’s Vice President of Sales. The effective date of the Silva Severance Agreement is September 28, 2004. The following description of the Silva Severance Agreement is a summary of the material terms of such agreement and does not purport to be complete, and is qualified in its entirety by reference to the Liu Severance Agreement that is attached to this Form 8-K.

     Pursuant to the terms of the Silva Severance Agreement, if the Company experiences a “Change in Control” (as defined in the Silva Severance Agreement) 25% of the unvested portion of Mr. Silva’s options to purchase shares of the Company’s common stock will vest immediately. If Mr. Silva’s employment with the Company is terminated involuntarily or if he resigns for “Good Reason” (as defined in the Silva Severance Agreement) within two years of a Change in Control, 100% of the unvested portion of Mr. Silva’s options to purchase shares of the Company’s common stock will vest and he will receive the equivalent of nine months of his then current salary, payable in nine equal monthly installments. It is a condition to the Mr. Silva’s receipt of the foregoing benefits that he execute a general release of claims against the Company arising out of his employment or the termination thereof. Additionally, Mr. Silva agrees not to solicit any of the Company’s customers to cease or modify their relationship with the Company, solicit any of the Company’s employees for employment of to the leave the Company, or breach his confidential information obligations to the Company.

Section 5 — Corporate Governance and Management

Item 5.02

     (b) On March 14, 2005, Steven S. Cheng submitted his resignation from the Company’s board of directors, effective March 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Confidential Severance Agreement and Status Change Release dated March 11, 2005

99.2	Executive Severance Agreement dated March 14, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.
(Registrant)
Date	March 16, 2005
		By:	/s/ Diane Bjorkstrom
Diane Bjorkstrom
Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)

Exhibit Index

Exhibit	Description
99.1	Confidential Severance Agreement and Change Status Release dated March 11, 2005
99.2	Executive Severance Agreement dated March 14, 2005